EXHIBIT 12.1
PROLOGIS
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollar amounts in thousands)


                                    Nine Months Ended
                                      September 30,                         Year Ended December 31,
                                 ----------------------  ------------------------------------------------------------
                                    1999        1998        1998        1997        1996         1995         1994
                                 ----------  ----------  ----------  ----------   ---------   ----------   ----------
Net Earnings from Operations     $  111,747  $   69,017  $  100,772  $   38,747   $  79,384   $   47,660   $   25,066
Add:
     Interest Expense               126,478      52,455      77,650      52,704      38,819       32,005        7,568
                                 ----------  ----------  ----------  ----------   ---------   ----------   ----------

Earnings as Adjusted             $  238,225  $  121,472  $  178,422  $   91,451   $ 118,203   $   79,665   $   32,634
                                 ==========  ==========  ==========  ==========   =========   ==========   ==========


Fixed Charges:
     Interest Expense            $  126,478  $   52,455  $   77,650  $   52,704   $  38,819   $   32,005   $    7,568
     Capitalized Interest            11,029      14,814      19,173      18,365      16,138        8,599        2,208
                                 ----------  ----------  ----------  ----------   ---------   ----------   ----------

         Total Fixed Charges     $  137,507  $   67,269  $   96,823  $   71,069   $  54,957   $   40,604   $    9,776
                                 ==========  ==========  ==========  ==========   =========   ==========   ==========

Ratio of Earnings, as Adjusted
     to Fixed Charges                   1.7         1.8         1.8         1.3         2.2          2.0          3.3
                                 ==========  ==========  ==========  ==========   =========   ==========   ==========